                                                                    Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Keystone Financial, Inc. of our report dated January 28, 1994, with respect to the consolidated financial statements of WM Bancorp and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                            /s/ KPMG Peat Marwick LLP

                                            KPMG PEAT MARWICK LLP

Baltimore, Maryland
May 22, 1996